                                                                Exhibit 10.23



                                    INTERNATIONAL
                                    -------------
                              EXCLUSIVE LICENSE AGREEMENT
                              ---------------------------          BHPC.12I


     THIS AGREEMENT is made and entered into this 15th day of August, 1996 by and between BHPC Marketing, Inc., a corporation duly organized and existing under the laws of California, having its principal place of business at 620 West 135th Street, Gardena, California 90248 (hereinafter referred to as "LICENSOR"), and Zacari 2000, S.L., a Spanish Limited Corporation, having its principal place of business at c/LLULL 88, B1, 08005, Barcelona, Spain (hereinafter referred to as "LICENSEE").

     WHEREAS, LICENSOR is the owner with the right to grant licenses of the Trademarks illustrated in Exhibit "A" attached hereto (the "Trademarks"); and

     WHEREAS, LICENSEE is desirous of obtaining the exclusive right to use the aforesaid Trademarks in connection with the import or manufacture and sale of certain licensed products defined herein.

NOW, THEREFORE, it is agreed by the parties as follows:

1.  DEFINITIONS
    -----------
    The following terms shall have meanings as set forth below:

a.  "Trademarks" shall mean the Trademarks set forth in Exhibit "A".

b. "Territory" shall mean that geographical area defined in item 1 of the attached License Agreement Detail Schedule.

c. "Licensed Product" shall be defined as set forth in item 2 of the attached License Agreement Detail Schedule.

d. "Net Shipments" shall mean the aggregate total of the gross amount invoiced its purchasers by LICENSEE for all the Licensed Product sold under the Trademarks reduced by the amount of any customary trade allowances and returns actually credited. No deduction shall be made for commissions nor for any costs incurred in the manufacture, sale, distribution or exploitation of the Licensed Product.

2.  RIGHTS GRANTED
    --------------
    LICENSOR hereby grants to LICENSEE, upon the terms and conditions set forth herein, an exclusive, personal, non-transferable, non-assignable license, without the right to grant sublicenses, to use the Trademarks solely on or in conjunction with the design, manufacture, import, distribution, advertising, promotion, shipment, and sale of the Licensed Product in the Territory. This license is extended to and includes retail sales only, and includes the right the grant franchise agreements in the Territory.

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BHPC.12I


3.  OWNERSHIP OF ARTWORK AND DESIGNS
    --------------------------------
    LICENSEE acknowledges and agrees that LICENSOR is the owner of all artwork and designs involving the Licensed Product and/or Trademarks, or any reproduction thereof, notwithstanding their invention or use by LICENSEE and that such artwork and designs will remain the property of LICENSOR who shall be entitled to use and license others to use same, subject to the provisions of this Agreement.

4.  GOOD WILL AND PROMOTIONAL VALUE
    -------------------------------
a. LICENSEE recognizes the value of the good will associated with the Trademarks and acknowledges that the Trademarks, and all rights therein and the good will pertaining thereto, belong exclusively to LICENSOR. LICENSEE further recognizes and acknowledges that the Trademarks have acquired secondary meaning in the mind of the public.

b. LICENSEE agrees that its use of the Trademarks shall inure to the benefit of LICENSOR and that LICENSEE shall not, at any time, acquire any rights in the Trademarks by virtue of any use it may make of the Trademarks.

c. LICENSEE acknowledges that LICENSOR is entering into this Agreement not only in consideration of the royalties paid hereunder but also for the good will and promotional value to be secured by LICENSOR for the Trademarks as a result of the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Product by LICENSEE.

5.  QUALITY STANDARDS, PRODUCT APPROVALS, AND INSPECTION
    ----------------------------------------------------
a. The quality of the Licensed Product, as well as the quality of all promotional, advertising and packaging material (see Paragraph 6) which includes the Trademarks (the "Promotional and Packaging Material"), shall be at least as high as the best quality of similar products and promotional, advertising and packaging material presently shipped, distributed, sold, used, manufactured or licensed by LICENSOR in the Territory and shall be in full conformance with all applicable laws and regulations. LICENSEE acknowledges that the maintenance of the high quality of the Licensed Product, and the control by LICENSOR over the nature, quality and manner of distribution of all Licensed Products, are essential elements of this license. Except as specifically provided in Paragraph 8d, below, LICENSEE shall not offer for sale, advertise, promote, distribute, or use for any purpose any Licensed Product that is damaged, defective, or are "seconds".

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    BHPC.12I

b. In order to maintain the high quality standard prescribed by LICENSOR, LICENSEE may not manufacture, use, offer for sale, sell, advertise, promote, ship and/or distribute any Licensed Product or any Promotional and Packaging Material relating to the Licensed Product until it has received all written approvals of same from LICENSOR in the manner provided herein. Such approval shall not be unreasonably withheld. Should LICENSOR fail to approve in writing any of the submissions furnished it by LICENSEE within fourteen (14) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

c. Before commencing, or authorizing third parties to commence, the design or development of any Licensed Product or of Promotional and Packaging Material which have not been previously approved in writing by LICENSOR:

    (i) Prior to the production of the Licensed Product, there shall be a pre-production showing of the Licensed Product at a time and date to be mutually agreed upon by the parties. LICENSEE shall submit for LICENSOR's prior written approval all final designs, specifications, fabrications, and color information.

    (ii) Prior to the production of each collection (also known in the trade as a "line" or a "season"), LICENSEE shall submit to LICENSOR a completed "Sample Approval Form" (Exhibit "B-1") for each proposed item of the Licensed Product along with: at least one (1) final sample of each style in the collection; one (1) set of material which shows color and fabrication, to be attached to a "Swatch Approval Form" (Exhibit "B-2"); and one (1) photograph of each sample to be attached to the "Sample Approval Form" (Exhibit "B-1"). Once a proposed item of the Licensed Product has been approved, LICENSEE shall not deviate in any material respect from: (1) any information, description or specification on the "Sample Approval Form" or "Swatch Approval Form"; or (2) the quality of or material used on an approved sample, without the prior written consent of LICENSOR. Each style, color and fabrication must be approved for each season, regardless of whether it was approved for a prior season.

   (iii) Within two (2) weeks following the commencement of each first production run of the Licensed Product (or, if production of the various styles of the Licensed Product commences at different times, within two (2) weeks after commencement of each style's first production run), LICENSEE shall deliver to LICENSOR, at least one (1), finished production sample of each style. If the style, appearance or quality of any production sample is different from what was previously approved, LICENSEE shall make the

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      necessary changes so that it conforms to what was originally approved.
d. LICENSEE agrees that the Licensed Product and all Promotional and Packaging Material shall contain only those legends, markings and/or notices as required from time to time by LICENSOR to give appropriate notice to the consuming public of LICENSOR's right, title and interest thereto.
e. LICENSOR may, periodically and from time to time during the term of this Agreement, require that LICENSEE submit to LICENSOR, at no cost to LICENSOR, or LICENSOR or its designees may randomly select and retain during the inspection referred to in Subparagraph 5f, below, one (1) additional set of Production Samples of the Licensed Product and/or the Promotional and Packaging Material relating to the Licensed Product for subsequent review and written approval of the quality of, trademark usage and notice on same, and for any other purpose that LICENSOR deems appropriate.
f. To assure that the provisions of this Paragraph 5 are being observed, LICENSEE agrees that it will allow LICENSOR or its designees, periodically and from time to time during the term of this Agreement, to enter LICENSEE's premises and/or the premises where the Licensed Product is being manufactured or inventoried during regular business hours and upon reasonable notice, for the purposes of inspecting and approving the Licensed Product and the Promotional and Packaging Material relating to the Licensed Product.
g. In the event that the quality standards and/or trademark and copyright usage and notice requirements hereinabove referred to are not met, then, upon receipt of written notice from LICENSOR, LICENSEE shall immediately discontinue any and all activities with respect to the Licensed Product in connection with which the said quality standards and/or trademark and copyright usage and notice requirements have not been met.

6.    ADVERTISING/USE OF THE TRADEMARK
      --------------------------------

 a. LICENSEE will adopt and carry out its own marketing and advertising program with respect to the Licensed Product. LICENSEE agrees that LICENSEE's advertising, public relations and sales promotion activities will be subject to prior consultation with, and written approval by, LICENSOR as to the general form and content only with respect to the use of the Trademarks and other notices.
 b. LICENSEE shall, on the last day of each respective Contract Year, submit to LICENSOR any documentation as shall be reasonably requested by LICENSOR to evidence the expenditure of such Advertising Expense. In the event that LICENSEE fails to spend the entire Advertising Expense during the

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      respective Contract Year in which the Advertising Expense was to be expended hereunder, LICENSEE will, on the day following the last day of the respective Contract Year, pay to LICENSOR the total sum of the Advertising Expense which was not expended hereunder.
 c. Before publication of any advertisement or promotion, LICENSEE shall submit every element of the advertisement or promotion to LICENSOR for written approval hereunder using the "Advertising Approval Form" (Exhibit "B-3").
 d. LICENSEE agrees that upon request of LICENSOR, it shall loan a reasonable number of products to LICENSOR and its other licensees for advertising and promotional purposes.
 e. LICENSOR may purchase the Licensed Product from LICENSEE at the cost of manufacture. No royalty shall be payable to LICENSOR.
 f. Advertising directed to the public may not feature the name of LICENSEE. If approved, advertising directed to the trade may feature the following: BHPC Marketing, Inc. under Trademark License to (Name of LICENSEE).
 g. LICENSEE agrees that the Trademark will appear on each Licensed Product and its packaging, if any. LICENSEE shall use only those tags, labels and packaging materials which have been previously approved in writing. All tags, labels and packaging materials bearing the Trademark must be submitted on the "Advertising Approval Form" (Exhibit "B-3").
 h. LICENSEE shall affix such legends, markings and notices on all License Product as are required by LICENSOR and the law.
 i. LICENSEE must submit for approval to LICENSOR a printer's proof of each item before final printing.

7.    DURATION OF THE AGREEMENT
      -------------------------

 a. This Agreement shall continue for three (3) consecutive Contract Years in respective durations as set forth in item 3 of the attached License Agreement Detail Schedule (hereinafter collectively the "Initial Term") and shall then expire unless sooner terminated in accordance with the terms and conditions set forth herein.
 b. If LICENSEE fully performs according to all of the terms and conditions hereof including, without limitation, the terms and conditions specifically enumerated below, LICENSEE shall have three (3) consecutive options to renew this Agreement for three
      (3) consecutive contract periods, i.e. Contract Years,

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      of one (1) year each (hereinafter collectively the "Renewal
      Term"). In order to exercise each individual option, LICENSEE must provide LICENSOR with written notice of its intention to exercise each respective option and such written notice must be received by LICENSOR no later than one hundred eighty (180) days prior to the expiration of the Initial Term or immediately preceding Contract Year of the Renewal Term. In the event that LICENSEE fails to exercise any of the aforementioned options in a timely manner, the license granted herein to LICENSEE will thereafter become non-exclusive for the remaining term of this Agreement and LICENSOR may enter into such arrangements as it deems appropriate with respect to the licensing of the Trademarks and the Licensed Product. Except as specifically set forth herein to the contrary, LICENSEE's performance in the Renewal Term shall be pursuant to the same terms and conditions recited herein for the Initial Term.

8.    ROYALTIES
      ---------

 a.   "Royalty", as used in this Agreement, shall consist of:
      (i) "LICENSEE" paying to LICENSOR, during the term of this Agreement, a Royalty in an amount equal to four percent (4%) of the Wholesale Purchases by "LICENSEE" for Licensed Product under the Trademarks to Beverly Hills Polo Club Retail Stores. If "LICENSEE" purchases product from another authorized BHPC LICENSEE, the only royalty payable to LICENSOR, relative to such goods, shall be the royalty referred to in the preceding sentence. The authorized BHPC LICENSEE selling to "LICENSEE" will deduct any royalty amount from the purchase price paid by "LICENSEE".
      (ii) LICENSEE paying to LICENSOR, during the term of this Agreement, a Royalty in an amount equal to two percent (2%) of retail sales of Licensed Product by Beverly Hills Polo Club Franchise Retail Stores.
 b. LICENSEE shall pay to LICENSOR, concurrently with the execution of this Agreement with respect to the First Contract Year, an Advance Royalty Payment equal to the amount set forth in item 5 of the attached License Agreement Detail Schedule, no part of which shall be refundable. The Advance Royalty Payment shall not reduce or offset the payment of any Guaranteed Minimum Royalty hereunder. However, the Advance Royalty Payment may be applied to reduce and offset the payment of any royalty due hereunder in excess of the Guaranteed Annual Minimum Royalty.
 c.   Off-priced Merchandise shall be defined as either close-out
      Licensed Product or substandard Licensed

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      Product.  In the event LICENSEE is desirous of increasing
      Off-priced Merchandise shipping beyond fifteen percent (15%) of total production of Licensed Product in any Contract Year, LICENSEE must receive LICENSOR's prior written approval thereof on a case-by-case basis. In no event will LICENSEE offer for sale, or distribute any substandard Licensed Product unless the Licensed Product are clearly identified to the consuming public as being "seconds".

9.    PAYMENT
      -------

 a. The payments provided for in Paragraph 8, above, shall be based upon all Net Shipments in each month (the "Royalty Period") and shall be due and payable by LICENSEE to LICENSOR by the twentieth (20th) day following each month. All Guaranteed Monthly Royalty Payments are due and payable by LICENSEE to LICENSOR on the twentieth (20th) day of each respective calendar month for that Contract Year. At the time of each such payment, LICENSEE shall provide LICENSOR with a complete, accurate, written statement of its Net Shipments of Licensed Product for the Royalty Period. Such statement of Net Shipments of Licensed Product (a copy of which is attached hereto as Exhibit "B-4") must be certified as accurate by LICENSEE and will include, but will not be limited to, information as to: customer name, gross amount invoiced, terms of any customary trade allowances actually credited, returns and other deductions taken against the gross amount invoiced, and any such other further information as LICENSOR may from time to time request. All Net Shipments shall be stated in the currency of the Country where they were made, followed by the equivalent amount for such Net Shipments in United States currency, followed by the exchange rate applied.
 b. All taxes imposed as a result of the existence of this Agreement or the performance by the parties of their obligations hereunder shall be borne and paid by LICENSEE, excepting therefrom any withholding tax imposed on LICENSEE, which shall be paid by LICENSOR. LICENSEE shall deduct such withholding tax from the monthly Royalty Payments, and provide to LICENSOR, on the twentieth (20th) day of the first month of the following Contract Year, an accounting of said withholding taxes paid by LICENSEE, and shall provide to LICENSOR the original tax withholding certificate for each month.


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c.  LICENSEE's statements shall be submitted to:
                   BHPC Marketing, Inc.
                   620 West 135th Street
                   Gardena, California 90248
                   Attn: Royalty Receivables Department

    All amounts payable to LICENSOR by LICENSEE shall be wire transferred to:
                   Bank Name:        First Interstate Bank
                   Bank ABA#:        122000218
                   Bank Address:     707 Wilshire Blvd.
                                     Los Angeles, CA 90017
                   Account Name:     BHPC Marketing, Inc.
                   Account Number:   149-6-38302

d. The receipt and/or acceptance by LICENSOR of any of the statements or reports furnished or payments paid hereunder to LICENSOR (or the cashing of any checks paid hereunder) shall not preclude LICENSOR from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements, reports, or payments, they shall immediately be rectified by LICENSEE and the appropriate payment shall immediately be made by LICENSEE.

e. All payments made hereunder shall be in United States dollars in United States currency; amounts shall be computed at the exchange rate existing at noon on the last business day preceding the day payment is due to be made hereunder. If payment is late, LICENSOR has the option to require that payment be made at the exchange rate on the day preceding actual payment.

f. Time is of the essence with respect to all payments to be made hereunder by LICENSEE. In the event LICENSEE shall fail to pay any sum required to be paid by this Agreement after the due date thereof, the amount owing shall thereupon bear interest at the maximum annual percentage rate allowable by law from the due date until paid.

10. GUARANTEES

a. Guaranteed Annual Royalty Payments - LICENSEE shall pay, for each Contract Year during the term of


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    this Agreement, beginning with the First Contract Year, the respective
    Guaranteed Annual Royalty Payments set forth in item 7 of the attached License Agreement Detail Schedule.

b. Guaranteed Target Net Shipments - If, in any Contract Year, LICENSEE does not achieve the Guaranteed Target Net Shipment Volume figure set forth in item 7 of the attached License Agreement Detail Schedule LICENSOR may, at its option, immediately thereafter terminate this Agreement in writing.

c. Guaranteed Net Shipments - If, in any Contract Year, LICENSEE does not achieve the Guaranteed Net Shipments figure for a particular country set forth in item 7 of the attached Licensed Agreement Detail Schedule
    LICENSOR may, at its option, immediately thereafter terminate this Agreement in writing for that particular country only.

d. Guaranteed Monthly Royalty Payments - In order to ensure that the above guarantees are met, LICENSEE shall pay to LICENSOR each month pursuant to Paragraphs 8 and 9, above, the respective Guaranteed Monthly Royalty Payments set forth in item 7 of the attached License Agreement Detail Schedule for each Contract Year during the Term of this Agreement. In the event that any actual Monthly Royalty Payment calculated in accordance with Paragraph 8, above, is less than the applicable Guaranteed Monthly Royalty Payment, LICENSEE shall pay to LICENSOR the Guaranteed Monthly Royalty Payment in accordance with Paragraph 9. In the event that any actual Monthly Royalty Payment calculated in accordance with Paragraph 8 exceeds the Guaranteed Monthly Royalty Payment, the actual Royalty payment shall be paid to LICENSOR in accordance with Paragraph 9.

e. In the event of the termination of this entire Agreement, LICENSEE is obligated to pay the balance of the Guaranteed Annual Royalty Payments due for the remainder of the Contract Year in progress, and payment in full shall be due and payable within 30 days of said termination.

11. EXPLOITATION BY LICENSEE

a. LICENSEE agrees to commence, and diligently continue thereafter, the distribution, shipment and sale of the Licensed Product in commercially reasonable quantities in the Territory on or before the respective distribution date set forth next to the Licensed Product described in item 2 of the attached License Agreement Detail Schedule.

b. LICENSEE agrees that the Licensed Product will only be shipped to and sold by authorized Beverly Hills

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    Polo Club Retail stores.  The manner and scope of the distribution of the
    Licensed Product, availability, variety, fabrication, colors and sizes are critical to the promotion, enhancement and protection of the Trademarks and their associated goodwill. LICENSEE acknowledges that it has no right to and shall not sell or distribute the Licensed Product to any diverter or to anyone outside of the Territory or to any Distributor who is not a BHPC Authorized Distributor.

 c. LICENSEE further agrees to sell to LICENSOR, if requested to do so by LICENSOR, any product manufactured or sold by LICENSEE, from LICENSEE'S regular production at LICENSEE's customary net selling price.

12. BOOKS, RECORDS, AND RIGHTS TO AUDIT

 a. LICENSEE agrees that it shall keep complete and accurate written books of accounts and records, maintained in accordance with generally accepted accounting principles consistently applied, at its principal place of business, covering all Licensed Product manufactured, distributed, and sold under the Trademarks. LICENSEE shall provide LICENSOR with the following:
    (i) a certified, audited, set of financial statements (i.e., balance sheet, income statement, and sources and uses of funds) to be delivered to LICENSOR within ninety (90) days after the end of each fiscal year of LICENSEE. All such financial information must be prepared by an independent certified public accountant, having no interest whatsoever in LICENSEE's business other than that of an independent certified public accountant.

 b. LICENSOR and its duly authorized representatives shall have the right, at all reasonable hours of the day, to audit LICENSEE's books of account and records and all other documents and material in the possession or under the control of LICENSEE with respect to the subject matter and the terms of this Agreement. Within ten (10) days following any written request by LICENSOR, LICENSEE will deliver copies and extracts of any books of account, records, documents, materials, and information as are requested by LICENSOR inclusive of, but not limited to: financial statements, general ledger detail and supporting journals, documents, sales and credit memo registers, financial projections and wholesale price listings. All books of account and records of LICENSEE covering all transactions relating to this Agreement shall be retained by LICENSEE for at least three (3) years after the expiration or termination of this Agreement for inspection by LICENSOR. In the event that any such audit reveals an underpayment by LICENSEE,

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    LICENSEE shall immediately remit payment to LICENSOR in the amount of such underpayment plus interest calculated at the maximum annual percentage rate allowable by law, compounded daily, calculated from the date such payment was actually due until the date when such payment is, in fact, actually made. In the event that any material underpayment is revealed by any such audit, LICENSEE shall pay all reasonable costs and expenses of the examination and audit, including any reasonable travel expenses incurred by LICENSOR in making such examination, and costs and expenses of any accountants or other persons retained by LICENSOR to examine, audit, or analyze LICENSEE's records. A "material underpayment" is hereby defined as an underpayment of five percent (95%) or more.

13. INSURANCE

    LICENSEE shall obtain and maintain at its sole cost and expense throughout the Term and the Disposal Period standard product liability insurance, the form of which must be acceptable to LICENSOR, from a qualified insurance company licensed to do business naming LICENSOR as additional named insured, which policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, in the Licensed Product or any material used in connection therewith or any use thereof. The amount of the coverage shall be a minimum of One Million
    Dollars ($1,000,000) combined single limit for each single occurrence for bodily injury and One hundred Thousand Dollars ($100,000) for property damage. Said policy shall provide for ten (10) days notice to LICENSOR from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation or termination of said policy. LICENSEE shall furnish to LICENSOR a certified copy of said policy providing such coverage within ten (10) days after the date of this Agreement and in no event shall LICENSEE manufacture, distribute or sell the Licensed Product prior to the receipt by LICENSOR of such evidence of insurance.

14. USE, DISPLAY, AND SALE INVOLVING THE TRADEMARKS AND COPYRIGHT

    In order to protect the Trademarks and LICENSOR's reputation, LICENSEE will manufacture, distribute and sell the Licensed Product in compliance with all applicable laws. In no event shall LICENSEE, or any affiliated entity, manufacture, import, distribute or sell any products using any products using any trademark or other designation containing the words "BEVERLY HILLS", or 'POLO", or depicting any equestrian figure,

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    without the written consent of LICENSOR.

b. LICENSEE shall exercise all reasonable efforts, within the limits allowed by the laws and governmental regulations in effect in the Territory, to ensure that its merchandising and sale of the Licensed Product shall conform to policies and methods suitable for goods of high quality sold under a prestigious label of worldwide repute.

15.  OWNERSHIP OF THE TRADEMARKS
     ---------------------------

a. LICENSEE agrees that nothing in this Agreement shall give LICENSEE any right, title, or interest in the Trademarks, other than the license to use the Trademarks on the Licensed Product; that such marks are the sole property of LICENSOR; that all such uses by LICENSEE of such marks shall inure only to the benefit of LICENSOR; and it being understood that all right, title and interest relating thereto are expressly reserved by the LICENSOR except for the rights being licensed hereunder.

b. LICENSEE agrees and acknowledges that if it has obtained or obtains in the future, in any country, any right, title, or interest in any marks which are confusingly similar to the Trademark, (including the filing of any application for trademarks or service mark registration or the obtaining of any issued registration), that LICENSEE has acted or will act as an agent and for the benefit of LICENSOR. LICENSEE further agrees to execute any and all instruments deemed by LICENSOR, its attorneys or representatives, to be necessary to transfer such right, title, or interest to LICENSOR to protect LICENSOR's right, title and interest in such marks.

c. LICENSEE agrees not to raise or cause to be raised to third parties, either during the term of this Agreement or after its expiration or termination, on any grounds whatsoever, any questions concerning the validity of the Trademarks or LICENSOR's rights therein, or any other trademark or service mark owned by LICENSOR.

16.  COMPLIANCE WITH LIMITATIONS ON USE OF TRADEMARKS
     ------------------------------------------------

     LICENSEE agrees that the Licensed Product, and all labels, hang tags, packaging and other trade dress, used in connection with such Licensed Products, shall not violate any restrictions on use or display of the marks as provided in that Settlement Agreement and Consent Judgement with Polo Fashions, Inc., a copy of which is attached hereto as Exhibit "D". Nothing contained in this Agreement makes Polo Fashions, Inc., or any

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    related company, a third party beneficiary of this Agreement.

17.  THIRD PARTY INFRINGEMENT
     ------------------------

     LICENSEE agrees to notify LICENSOR in writing of any infringements or imitations by third parties of the Trademarks, the Licensed Product and/or the Promotional and Packaging Material which may come to LICENSEE's attention. In the event that a third party should infringe any of the Trademark rights or any other rights under this Agreement in the Territory, LICENSOR shall have the sole right to determine whether any action shall be taken on the account of such infringement, and LICENSEE shall not take any action on account of any infringement without first obtaining written consent of LICENSOR, such consent not to be unreasonably withheld.

18.  ASSIGNABILITY AND MANUFACTURING
     -------------------------------

a. The license granted hereunder is, and shall remain, personal to LICENSEE and shall not be granted, assigned, or otherwise conveyed by any act of LICENSEE or by operation of law. For the purposes of this Paragraph 18, any sale or transfer of any ownership interest in LICENSEE shall constitute a prohibited assignment of the license granted hereunder. LICENSEE shall have no right to grant any sublicenses without LICENSOR's prior express written approval. Any attempt on the part of LICENSEE to arrange to sublicense or assign to third parties its rights under this Agreement, shall constitute a material breach of this Agreement.

b. LICENSOR shall have the right to assign its rights and obligations under this Agreement without the approval of LICENSEE.

c. LICENSEE has the right to enter into franchise agreements using franchise agreements previously approved by LICENSOR. Any material change to said franchise agreement must be approved in writing by LICENSOR.

19.  NO AGENCY, JOINT VENTURE, PARTNERSHIP
     -------------------------------------

     The parties hereby agree that no agency, joint venture, or partnership is created by this Agreement, and that neither party shall incur any obligation in the name of the other without the other's prior written consent.

20.  INDEMNIFICATION
     ---------------

     Except for claims of trademark infringement or similar claims, LICENSEE will indemnify, defend and hold

BHPC.12I


    LICENSOR harmless from any and all liabilities, claims, obligations, suits, judgments and expenses whatsoever, including court costs and attorney's fees, which LICENSOR may incur or which may be asserted against LICENSOR and which arise or occur with respect to the operation of LICENSEE's business as it relates to the design, import, manufacture, distribution, promotion, advertisement, and sale of the Licensed Product under the Trademarks or with respect to this Agreement and LICENSEE's performance hereunder; and further provided that LICENSOR shall have the right to undertake and conduct the defense of any cause of action so brought and handle any such claim or demand. Such indemnity shall extend to liabilities and claims incurred after the expiration or termination of this Agreement but which are based on acts or events whose proximate cause arose during this Agreement.

21.  TERMINATION
     -----------

a. In addition to the termination rights provided elsewhere in this Agreement, LICENSOR will have the right to terminate this Agreement in the event that: (i) LICENSEE violates or fails to perform any agreement, obligation, term, or condition of this Agreement and that violation or failure to perform is not cured within ten (10) days following written notice thereof; or (ii) LICENSEE becomes insolvent, files a voluntary petition in bankruptcy, a petition is filed against LICENSEE to have LICENSEE adjudicated as bankrupt and same is not dismissed in sixty (60) days, LICENSEE enters into any composition with the creditors of LICENSEE or becomes subject to reorganization under the United States Bankruptcy Code or under any other bankruptcy law. Provided, however, such termination shall not relieve LICENSEE of the obligation to pay any Royalty accrued up to the effective date of termination, nor prejudice any cause of action or claim of LICENSOR accrued, or to accrue, on account of the breach or default of LICENSEE.

b. Notwithstanding the provisions of sub-paragraph 21a.(i) to the contrary, in the event that LICENSEE violates this Agreement or fails to perform any agreement, obligation, term, or condition of this Agreement for the third
     (3rd) time, for any reason, LICENSEE shall forfeit the right to cure such violation or failure to perform, and this Agreement will terminate upon the giving of the written notice thereof.

22.  EFFECT OF EXPIRATION OR TERMINATION
     -----------------------------------

a. Upon expiration or termination of this Agreement, all rights and licenses granted to LICENSEE hereunder

BHPC.12I


    shall immediately expire, shall forthwith revert to LICENSOR, and LICENSEE shall immediately cease and desist from using the Trademarks and any technical information supplied by LICENSOR to LICENSEE hereunder. To this end, LICENSEE will be deemed to have automatically assigned to LICENSOR, upon such expiration or termination, the Trademarks, equities, good will, titles, and other rights in or to the Licensed Product and all adaptions, compilations, modifications, translations and versions thereof, and all other trademarks used in connection therewith which have been or may be obtained by LICENSEE or which may vest in LICENSEE and which have not already been assigned to LICENSOR. LICENSOR may thereafter, in its sole discretion enter into such arrangements as it deems desirable, with any other party, for the manufacture, promotion and sale of the Licensed Product in the Territory. LICENSEE shall, within thirty (30) days after expiration or termination of this Agreement as the case may be, furnish LICENSOR with a full and detailed written statement of the Licensed Product in its inventory or the Licensed Product in progress. LICENSOR shall have the option of conducting a physical inventory at the time of expiration or termination and/or at a later date in order to ascertain or verify such statement. In the event that the LICENSEE refuses to permit LICENSOR to conduct such physical inventory, LICENSEE shall forfeit its right hereunder to dispose of such inventory. In addition to such forfeiture, LICENSOR shall have recourse to all other remedies available to it.

b. Upon the termination of this Agreement, LICENSEE shall, within ten (10) days following termination, give written notice to LICENSOR of the : (i) Licensed Product, by style, in its possession or under its control; (ii) location of the inventory of the Licensed Product; (iii) amount of the work in process; (iv) Licensed Product in transit; and (v) name, address, and telephone number of each contractor, shipper and/or sales representative.

c. LICENSEE shall accept no order, or undertake any new production, that would be delivered after the date of expiration of this Agreement. Three
    (3) months prior to the expiration of this Agreement, and monthly thereafter until expiration, LICENSEE shall provide to LICENSOR an inventory, by style, of all the Licensed Product in its possession or under its control, and all work in process. Three (3) months prior to the expiration of this Agreement, and weekly until expiration, LICENSEE shall provide LICENSOR with copies of all orders, invoices, bills of lading, credit memoranda, and statements provided to LICENSEE's

BHPC.12I

    factor (if any). LICENSEE shall be entitled to sell its inventory, of the Licensed Product through and until the date of the expiration of this Agreement only if the inventory, and all documents listed above, are delivered to LICENSOR in a timely fashion.

d. LICENSEE shall deliver to LICENSOR, upon termination of this Agreement or thirty (30) days prior to the expiration of this Agreement: (i) the names, addresses, and telephone numbers of each supplier of any item having the Trademarks and (ii) all materials which reproduce the Trademarks on the Licensed Product and/or Promotional and Packaging Material relating to the Licensed Product or shall give LICENSOR satisfactory evidence of their destruction. LICENSEE shall be responsible to LICENSOR for any damages caused by the unauthorized use of LICENSEE or by others of such reproduction materials which are not turned over to LICENSOR.

e. Any finished Licensed Product in LICENSEE's possession unsold on the date of the expiration of this Agreement may, subject to payment of the Royalty payable to LICENSOR, be sold by LICENSEE, pursuant to a plan to be approved by LICENSOR, for a period of one hundred twenty (120) days after expiration hereof. Any Royalty paid by LICENSEE to LICENSOR during the aforementioned one hundred twenty (120) day period is separate and apart from the Royalty generated during the term of the Agreement and such Royalty is not to be applied to the Guaranteed Annual Royalty Payments as outlined in Subparagraph 10b and column C of item 7 of the attached License Agreement Detail Schedule. All inventory remaining after such one hundred twenty (120) day period shall be destroyed or stripped of all imprints, lettering, mentions or other reproductions of or references to the Trademarks and related logos; and all molds, patterns, transfers, and other property bearing the Trademarks of relating thereto shall be destroyed; all under the supervision of LICENSOR. LICENSOR shall have the first right to purchase said Licensed Product at the direct cost price (comprised of material and direct labor expenses as set forth in LICENSEE's books and records, plus five percent (5%) for overhead) upon expiration or termination of this Agreement.

f. Any finished Licensed Product in LICENSEE's possession unsold on the date of termination of this Agreement, and all molds, patterns, transfers and other property bearing the Trademarks or relating thereto, shall be destroyed by LICENSEE within thirty (30) days following the termination of this Agreement; further, LICENSEE agrees, on or before the aforementioned date, to provide LICENSOR with a certificate

BHPC.12I

    signed by LICENSEE's Chief Executive Officer certifying under penalty of perjury that such inventory, molds, patterns, transfers, and other property have been destroyed.

23. MODIFICATION: WAIVER
    No modification of any of the terms or provisions of this Agreement shall be valid unless contained in a writing signed by the parties. No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature. Resort by LICENSOR to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by LICENSEE shall not be construed as a waiver by LICENSOR of its right to resort to any and all other legal and equitable remedies available to LICENSOR.

24. FORCE MAJEURE
    Neither LICENSOR nor LICENSEE shall be liable to each other or be deemed in breach or default of any obligations contained in this Agreement, for any delay or failure to perform due to causes beyond its reasonable control, including but not limited to delay due to the elements, acts of the United States Government, acts of foreign government, acts of God, fires, floods, epidemics, embargoes, riots, strikes, any of the foregoing events being referred to as a "Force Majeure" condition. In such event, dates for performance shall be extended for the period of delay resulting from the Force Majeure condition. The party affected by a Force Majeure condition shall, as soon as practicable, notify the other party of the nature and extend of such condition.

25. NOTICE
    All notices, approvals, consents, requests, demands, or other communications to be given to either party in writing may be effected by personal delivery or by depositing the same in the mail, certified and return receipt requested, postage prepaid. Such communication shall be addressed to LICENSEE and LICENSOR at their respective addresses as set forth in the preamble above.

26. CONSTRUCTION: VENUE
    This agreement shall be construed in accordance with the laws of the State of California, U.S.A., and the parties agree that it is executed and delivered in that state, and any claims arising hereunder shall, at LICENSOR's election, be prosecuted in the appropriate Court of the State of California in Los Angeles

BHPC.12I

    County or any Federal District Court therein.

27. ENTIRE AGREEMENT
    This Agreement, contains the entire understanding of the parties and there are not representations, warranties, promises, or undertakings other than those contained herein. This Agreement supersedes and cancels all previous agreements between the parties hereto.

28. CONFIDENTIAL INFORMATION
    LICENSOR and LICENSEE agree (and shall instruct their partners, officers, directors, designers, and other persons to whom disclosure is made) that during the term of the Agreement and for a period of two (2) years following the termination or expiration of this Agreement to keep strictly confidential all designs, manufacturing instructions, and other information relating to the Licensed Product that are not otherwise available to the public, whether furnished by one to the other or in any way acquired by either party; and the same shall be used by either party solely under this Agreement and for the purpose of marketing of the Licensed Product.

29. EQUITABLE RELIEF
    LICENSEE acknowledges and agrees that: (i) LICENSEE's failure to meet the quality standards herein; (ii) LICENSEE's failure: (a) to use the Trademarks, or (b) to manufacture, offer for sale, sell, advertise, promote, ship or distribute the Licensed Product, both in accordance with the provisions of this Agreement; or (iii) any unauthorized use or disclosure of confidential information of LICENSOR, cannot be compensated adequately with a remedy or law and will cause irreparable damage to LICENSOR. Accordingly, the parties agree that LICENSOR may seek from any court having jurisdiction, such equitable relief by way of temporary restraining orders, permanent injunctions or otherwise as is available to compel the discontinuance of such conduct. LICENSEE agrees that any court of general jurisdiction in Los Angeles County or any Federal District Court therin shall have jurisdiction of such claim.

30. ATTORNEYS' FEES
    In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys' fees as shall be fixed by a court of competent jurisdiction.

BHPC.12I

31. BINDING EFFECT
    This Agreement shall be binding on the parties, and their successor and assigns.

32. SURVIVAL OF THE RIGHTS
    Notwithstanding anything to the contrary contained herein, such obligation which remain executory after expiration of the term or termination of this Agreement shall remain in full force and effect until discharge by performance and such rights as pertain thereto shall remain in force until their expiration.

33. SEVERABILITY
    In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

34. CAPTIONS
    The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

35. INCORPORATION OF EXHIBITS
    LICENSOR and LICENSEE acknowledge and agree that the provisions of Exhibits "A" through "E" attached hereto (the Exhibits") are integral to this Agreement and that the provisions of the Exhibits are all hereby incorporated herein and made a part hereof as if set out in full in this Agreement.

36. ENGLISH LANGUAGE
    This Agreement is entered into the English language only. Any translation thereof into any other language shall be for purposed of convenience only and shall not be considered in connection with the interpretation of the provision hereof.

37. REQUIRED FILING OF AGREEMENT
    LICENSEE shall cause this Agreement to be filed with, and approved by, all necessary governmental authorities, including the appropriate exchange control authorities, whenever such filing and approval may

BHPC.12I

    be required for the purpose of authorizing the payments herein provided. LICENSEE shall be solely responsible for the filing of this document with the appropriate authorities and shall bear the cost thereof, is any. In the event of LICENSEE failing to obtain the approvals or completing the filing set forth above within four (4) months from the date of the first franchise agreement being signed, LICENSOR may terminate this Agreement forthwith.

38. REGISTRATION IN TERRITORY
    LICENSOR will exert its best efforts to obtain trademark registration of the Trademarks for the Licensed Product in the Territory. However, LICENSOR has made no representation or warranty that the Trademarks will be registered or are registerable in the Territory, and the failure to obtain or maintain registrations thereon shall not be deemed a breach hereunder by LICENSOR. A listing of the registrations in class 25 in the Territory is shown in Exhibit "E", attached hereto.

39. LICENSEE agrees that any Licensed Product purchased for the Territory will be purchased from other official Beverly Hills Polo Club licensees within said Territory. If a licensee does not exist in the Territory for a specific product category, then LICENSEE may purchase the Licensed Product from any other official Beverly Hills Polo Club licensee, worldwide.

    IN WITNESS WHEREOF, the parties hereto agree that this Agreement shall take effect as of the date and year first above written.



LICENSOR:                              LICENSEE:



BHPC MARKETING, INC.,                  ZACARI, S.L.
a California Corporation               a Spanish Limited Corporation




BY: /s/ Don Garrison                   BY: /s/ Robert Arnot
    ------------------------------         ---------------------------------
Don Garrison                           Robert Arnot
Licensing Director                     Chairman/Managing Director

Date: 8/19/96                          Date: 8/15/96
      ----------                             -----------

                      LICENSE AGREEMENT DETAIL SCHEDULE
                      ---------------------------------


1.   Definition of Territory:  Retail Stores in Europe and Eastern Europe:
     ------------------------

Portugal        Andorra          Italy            France            Belgium
Holland         Greece           Switzerland      Austria           Germany
Luxembourg      Liechtenstein    Latvia           Norway            Denmark
Sweden          Poland           Hungary          Czech Republic    Slovakia
Estonia         Ukraine          Belarus          San Marino        Cypress
Chechnia        Moldavia         Russia           N. Ireland        Ireland
Lithuania       Romania          Bulgaria         Monaco            Iceland
Finland         Spain            United Kingdom

2.   Definition of Licensed Product (by category):           DISTRIBUTION DATE:
     --------------------------------------------            -----------------

     A.   Men's apparel: pants, woven shirts, knit shirts,   January 1, 1997
          jeans, shorts, sweaters, outerwear (excluding dress shirts & suits)
     B. Women's apparel: slacks, skirts, dresses, sweaters, outerwear, blouses and jeans
     C.   All other BHPC Licensed Product produced by other Licensees.

3.   Initial Term:                    FROM                 TO
     ------------                     ----                 --

     First Contract Year:             July 1, 1996         December 31, 1997
     Second Contract Year:            January 1, 1998      December 31, 1998
     Third Contract Year:             January 1, 1999      December 31, 1999

4.   Renewal Term:
     ------------

     Fourth Contract Year (if any):   January 1, 2000      December 31, 2000
     Fifth Contract Year (if any):    January 1, 2001      December 31, 2001
     Sixth Contract Year (if any):    January 1, 2002      December 31, 2002

5.   Advance Royalty Payment:
     -----------------------

     First Contract Year:   None ($00)

6.   Royalty Rate:
     ------------

     Four percent (4%) of Wholesale Purchases by Beverly Hills Polo Club Retail Stores, and two percent (2%) of Retail Sales by Beverly Hills Polo Club Franchise Retail Stores.

7.   Guarantees:
     ----------
                           (A)        (B)          (C)          (D)
                       Guaranteed               Guaranteed   Guaranteed
                       Target      Guaranteed   Annual       Monthly
                       Net         Net          Royalty      Royalty
                       Shipments   Shipments    Payments     Payments

                                   (in United States Dollars)

                                --------------------------------

First Contract Year    $00         $00          $00          $00
Second Contract Year   $1,000,000  $1,000,000   $ 60,000     $ 5,000
Third Contract Year    $2,000,000  $2,000,000   $120,000     $10,000

                       INITIALS
                       --------

                       LICENSOR: /s/ DG
                                 ---------
                       LICENSEE: /s/ RJA
                                 ---------

Int. Cmt. 25

Prior U.S. Cht 39

                                                 Reg. No. 1,429,311
United States Patent and Trademark Office  Registered Feb. 17, 1987
-------------------------------------------------------------------

                              TRADEMARK
                         PRINCIPAL REGISTER





                               [LOGO]


                              EXHIBIT A

                                                      PAGE     OF
                                                           ---    ---

                                                      DATE
                                                           ----------

FORM MUST BE SUBMITTED COMPLETE     SUBMIT TO THE ATTENTION OF:

                                                  BHPC MARKETING, INC.
                                                  620 W. 135th Street
                                                  Gardena, CA 90248

                            SAMPLE APPROVAL FORM
         (FOR STYLE ONLY! SEE SWATCH APPROVAL FORM FOR FABRIC)

NAME OF LICENSEE
                -----------------------------------------------------

LICENSED PRODUCT
                -----------------------------------------------------

LICENSEE'S ADDRESS
                  ---------------------------------------------------

                                             PLEASE PICTURE BELOW

SEASON
      --------------------

STYLE #
       -------------------

FABRICATION
           -----------------

WHOLESALE PRICE
               -------------

COLORS
      ----------------------

SIZES
     -----------------------

START TAKING ORDERS
                   ---------

END TAKING ORDERS
                 -----------

START SHIP
          ------------------

END SHIP
        --------------------


-----------------------------------     -----------------------------
    SIGNATURE OF LICENSEE                    SIGNATURE OF LICENSOR


APPROVED                                        DISAPPROVED
        -----------                                        ----------

COMMENTS
        -------------------------------------------------------------

---------------------------------------------------------------------

DATE RETURNED TO LICENSEE
                         -----------------------

    BHPC MARKETING, INC., 620 West 135th Street, Gardena, CA 90248

                                 EXHIBIT "B-1"

                                                          PAGE       OF
                                                              -------   ------
                                                          DATE
                                                              ----------------
FORM MUST BE SUBMITTED COMPLETE    SUBMIT TO THE ATTENTION OF:
                                                          BHPC MARKETING, INC.
                                                          630 W. 135th Street
                                                          Gardena,  CA  90248

                       SWATCH AND/OR COLOR APPROVAL FORM
           (FABRIC AND COLOR ONLY! SEE SAMPLE APPROVAL FORM FOR STYLE)

NAME OF LICENSEE
                --------------------------------------------------------------
LICENSED PRODUCT
                --------------------------------------------------------------
LICENSEE'S ADDRESS
                --------------------------------------------------------------
SEASON
      ------------------------------------------------------------------------
LIST STYLE NUMBERS OF GARMENTS TO BE MANUFACTURED IN THIS FABRIC
                                                                --------------

------------------------------------------------------------------------------
FABRIC # AND NAME OF SUPPLIER
                              ------------------------------------------------

------------------------------------------------------------------------------
FABRIC CONTENT AND WEIGHT
                         -----------------------------------------------------
PLEASE ATTACH 1 SET OF SWATCHES BELOW








APPROVED                                             DISAPPROVED
        ----------------                                        --------------

COMMENTS----------------------------------------------------------------------

------------------------------------------------------------------------------


--------------------------------               -------------------------------
     SIGNATURE OF LICENSEE                          SIGNATURE OF LICENSOR

DATE RETURNED OF LICENSEE
                         -------------------------

      BHPC MARKETING, INC., 620 West 135th Street, Gardena, CA  90248

                                EXHIBIT "B-2"

                                                              Page     of
                                                                  -----  -----
                                                              Date
                                                                  ------------

          FORM MUST BE SUBMITTED COMPLETE SUBMIT TO THE ATTENTION OF:
                             BHPC MARKETING, INC.
                             620 W. 135th Street
                             Gardena, CA  90248

                          ADVERTISING APPROVAL FORM

NAME OF LICENSEE
                ----------------------------
LICENSED PRODUCT
                ----------------------------
LICENSEE'S ADDRESS
                  --------------------------------------------------------
CIRCLE THE FORM OF ADVERTISING WHICH IS BEING SUBMITTED: LABEL, HANG TAG, BUSINESS CARDS, BUSINESS FORMS, RADIO SPOT, TV, FULL PAGE AD, 1/2 PAGE AD, PACKAGING, DISPLAY, OTHER.








        PLACE ADVERTISING TO BE SUBMITTED HERE, OR AFFIX TO THIS PAGE







USE PERIOD From         to
               ---------  ---------
IF SUBMISSION IS LABELS OR HANG TAGS, PLEASE GIVE NAME & ADDRESS OF SUPPLIER

------------------------------------------------------------------------------
IF AD IS TO RUN IN A PUBLICATION, NAME OF PUBLICATION
                                                     -------------------------

APPROVED                                                DISAPPROVED
        ------------                                               -----------
COMMENTS
        ----------------------------------------------------------------------

------------------------------------------------------------------------------

-----------------------------                      ---------------------------
Signature of Licensee                              Signature of Licensor

DATE RETURNED TO LICENSEE
                         ---------------

        BHPC Marketing, Inc.  -  620 W. 135th Street  -  Gardena, CA 90248
                      (310) 354-1444  -  FAX (310) 354-1445

                                                 STATEMENT OF ROYALTIES (FOREIGN)
                                                    FOR SALES TO RETAIL STORES
                                          FOR --------------- TO --------------- 19 -----
                                                              (MONTH)


LICENSEE NAME --------------------------------                                                                    ROYALTY % -----
LICENSEE ADDRESS -----------------------------                            CONVERSION RATE ------------ TO ------------ US DOLLARS
----------------------------------------------                             DATE OF CONVERSION RATE ------------------------------
----------------------------------------------                             LICENSED PRODUCT -------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

CUSTOMER       GROSS        LESS         NET SALES        NET SALES       GROSS ROYALTIES       TAXES PAID       NET ROYALTY AMT.
  NAME         SALES       RETURNS*      LOCAL CUR.          US$                US$                 US$                 US$

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

TOTALS  -------------------------------------------------------------------------------------------------------------------------

Send Statement to:      BHPC Marketing, Inc.
                        620 West 135th Street             I CERTIFY THAT THE ABOVE IS ACCURATE
                        Gardena, CA  90248
                        U.S.A.                            -----------------------------------------------------     -------------
                                                          Signature and Title                                       Date

Please see License Agreement for the amount of permissible deductions.

                                                           Exhibit "B-4"


[logo]                    STATEMENT OF ROYALTIES (FOREIGN)


                        FOR                 TO                19
                           ----------------    -------------    -----

                                               (Quarter)


LICENSEE NAME
             --------------------------------

LICENSEE ADDRESS                                 CONVERSION RATE            TO          U.S. DOLLARS      ROYALTY %
                ------------------------------                  -----------   ---------                            ---------------

---------------------------------------------    DATE OF CONVERSION RATE
                                                                        ----------------------------
LICENSEE PRODUCT(S)
                  ---------------------------



----------------------------------------------------------------------------------------------------------------------------------
    ITEM/    NUMBER OF     NUMBER OF     UNIT WHOLESALE  GROSS      LESS         LESS      LESS TRADE   LESS     NET SALES LOCAL
  STYLE NO.  UNITS SOLD  UNITS RETURNED      PRICE       SALES   ALLOWANCES*   MARKDOWNS*  DISCOUNTS*  RETURNS*     CURRENCY
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

 TOTALS
             ---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
  NET SALES     GROSS ROYALTIES    TAXES PAID     NET ROYALTY AMT.
  U.S. DOLLARS   U.S. DOLLARS      U.S. DOLLARS    U.S. DOLLARS
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   TOTALS
                -----------------------------------------------------------------------------------------------------------------



SEND STATEMENT TO: BHPC MARKETING, INC.               I CERTIFY THAT THE ABOVE IS ACCURATE
                   620 W. 135th Street
                   Gardena, CA 90248                  ------------------------------------   -------------------------------------
                                                                   SIGNATURE                             TITLE

                                                      ------------------------------------   -------------------------------------
                                                                      NAME                                DATE

*PLEASE SEE THE LICENSE AGREEMENT FOR
 THE AMOUNT OF PERMISSIBLE DEDUCTIONS.


                                  SECTION (I)

                            NET SHIPMENT STATEMENT

The written statement of Net Shipments of Licensed Product (a copy of which is attached hereto as Exhibit "B-4") referred to in Paragraph 9a must be certified as accurate by LICENSEE and will include, but will not be limited to, information as to: each respective invoice number (in sequential order inclusive of all "voided" invoices), invoice date, customer name or number, gross dollar amount invoiced, terms of any customary trade allowances (as a percentage and in aggregate dollars), actually credited returns (in aggregate dollars), and other deductions taken against the gross dollar amount invoiced, and any such other further information as LICENSOR may from time to time request. Such statements shall be furnished to LICENSOR whether or not any Licensed Product has been shipped, distributed and/or sold during the preceding Royalty Period and whether or not any monies are then due LICENSOR.




                                  SECTION (II)

                      BOOKS, RECORDS, AND RIGHTS TO AUDIT

Within ten (10) days following any written request by LICENSOR, LICENSEE will deliver copies and extracts of any books of account, records, documents, materials, and information as are requested by LICENSOR inclusive of, but not limited to: financial statements, general ledger detail and supporting journals, documents, sales and credit memo registers, financial projections and wholesale price listings. All books of account and records of LICENSEE covering all transactions relating to this Agreement shall be retained by LICENSEE for at least three (3) years after the expiration or termination of this Agreement for inspection by LICENSOR.










                                  EXHIBIT "C"
                                  Page 1 of 3

                                 SECTION (III)

                            INSURANCE REQUIREMENTS

All such policies of insurance shall have endorsements or coverage with combined single limits of not less than $1,000,000 with deductibles reasonably acceptable to LICENSOR and shall name LICENSOR, and those designated by LICENSOR, as additional insureds thereunder. Such policies of insurance shall contain:

a.  severability of interest;
b.  cross liability; and
c. endorsement stating: "Such insurance as is afforded by this policy for the benefit of BHPC Marketing, Inc. shall be primary as respects any liability of claims arising out of (LICENSEE's) operation, and any insurance carried by BHPC Marketing, Inc. shall be excess and non-contributory."

The policies shall provide for ten (10) days notice to LICENSOR from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination. LICENSEE agrees to furnish LICENSOR a certificate of insurance or copy of the policies evidencing same within thirty (30) days after execution of this Agreement and from time to time as requested by LICENSOR within ten (10) days of LICENSOR's request; in no event, shall LICENSEE manufacture, offer for sale, sell, advertise, promote, ship and/or distribute the Licensed Product prior to receipt by LICENSOR of such evidence of insurance.




                                 SECTION (IV)

              DISPOSAL OF INVENTORY ON EXPIRATION OR TERMINATION

(A) Any finished Licensed Product in LICENSEE's possession unsold on the date of the expiration of this Agreement may, subject to payment of the Royalty payable to LICENSOR, be sold by LICENSEE, pursuant to a plan to be approved by LICENSOR, for a period of one hundred twenty (120) days after expiration hereof. Any Royalty paid by LICENSEE to LICENSOR during the aforementioned one hundred twenty (120) day period is separate and apart from the Royalty generated during the term of the Agreement and such Royalty is not to be applied to the Guaranteed Annual Royalty Payments as outlined in Subparagraph 10b. and column C of item 7 of the attached License Agreement Detail Schedule. All inventory remaining after such one hundred twenty (120) day period shall be destroyed or stripped of all imprints, lettering, mentions or other reproductions of or references to the Trademarks and related logos; and all molds, patterns, transfers, and other property bearing the Trademarks of relating thereto shall be destroyed; all under the supervision of LICENSOR.










                                  EXHIBIT "C"
                                  Page 2 of 3

LICENSOR shall have the first right to purchase said Licensed Product at the direct cost price (comprised of material and direct labor expenses as set forth in LICENSEE's books and records, plus five percent (5%) for overhead) upon expiration or termination of this Agreement.


(B) Any finished Licensed Product in LICENSEE's possession unsold on the date of termination of this Agreement, and all molds, patterns, transfers, and other property bearing the Trademarks or relating thereto, shall be destroyed by LICENSEE within thirty (30) days following the termination of this Agreement; further, LICENSEE agrees, on or before the aforementioned date, to provide LICENSOR with a certificate signed by LICENSEE's Chief Executive Officer certifying under penalty of perjury that such inventory, molds, patterns, transfers, and other property have been destroyed.



















                                  EXHIBIT "C"

                BEVERLY HILL POLO CLUB REGISTRATIONS
                      IN CLASS 25 IN TERRITORY


MARK                         COUNTRY                       STATUS

Beverly Hills Polo Club      Benelux                       Registered 5/7/91
& design                     (Belgium, Holland,
                                Luxembourg)                #449,277

Beverly Hills Polo Club      Denmark                       Registered 7/16/93
& design                                                   #VR 05.054

Beverly Hills Polo Club      France                        Registered 4/6/83
& design                                                   #1,365,413

Beverly Hills Polo Club      Germany                       Registered 3/15/95
& design                                                   #2 092 929

Beverly Hills Polo Club      Greece                        Registered 4/11/89
& design                                                   #93232

Beverly Hills Polo Club      Italy                         Registered 11/23/91
& design                                                   #554547

Beverly Hills Polo Club      Norway                        Registered 1/23/92
& design                                                   #148,737

Beverly Hills Polo Club      Spain                         Registered 4/9/92
& design                                                   #1,256,495

Beverly Hills Polo Club      Sweden                        Registered 8/2/91
& design                                                   #225,429

Beverly Hills Polo Club      Switzerland                   Registered 11/23/90
& design                                                   #381,887

Beverly Hills Polo Club      United Kingdom                Registered 1/30/86
& design                                                   #B1,259,226




                               EXHIBIT "E"

                             SETTLEMENT AGREEMENT
                             --------------------

          This Settlement Agreement is made, in multiple originals, by and among Polo Fashions, Inc., a corporation organized and existing under the laws of the State of New York, having an office and place of business at 40 West 55th Street, New York, New York ("PFI"); Beverly Hills Polo Club, Inc., a corporation organized and existing under the laws of the State of California, having an office and place of business at 1940 Lovelace Avenue, Los Angeles, California ("BHPC"); Stephen Wessler, an individual residing at 19500 Valdez Drive, Tarzana, California ("Wessler"); and Gregory Lang, Inc., a corporation organized and existing under the laws of the State of California, having an office and place of business at 1940 Lovelace Avenue, Los Angeles, California ("Lang"). BHPC, Wessler and Lang will hereinafter be collectively referred to as the "Beverly Hills Polo Club Parties."

                                 WITNESSETH:

          WHEREAS, there are presently pending before the United States District Court for the Central District of California two civil actions entitled "Beverly Hills Polo Club, Inc. and Gregory Lang, Inc. v. Polo Fashions, Inc., Civil Action No. 83-3342 LTL (JRx)" (the "BHPC Action") and "Polo Fashions, Inc. v. Action Industries, Inc., et al., Civil Action No. 84-162 LTL (JRx)" (the "PFI Action"), which involve claims


                              EXHIBIT D
of trademark infringement, false designation of origin and unfair competition by PFI against the Beverly Hills Polo Club Parties and others and claims of unfair competition, antitrust violations and declaratory relief of trademark non-infringement by various of the Beverly Hills Polo Club Parties against PFI; and

         WHEREAS, the parties hereto have vigorously contested the BHPC Action and the PFI Action (collectively the "Civil Actions"), and have expended considerable time and effort, and have incurred considerable expense, in doing so; and

         WHEREAS, in order to avoid the additional expense which would be necessary for the continued prosecution of the Civil Actions, the parties are willing to resolve the controversy among them and to settle the Civil Actions under the terms and conditions set forth herein;

         NOW, THEREFORE, in mutual consideration of the covenants and premises contained herein, the parties agree as follows:

         1. Except as provided in paragraph 3 hereunder, as of February 15, 1985, the Beverly Hills Polo Club Parties, their affiliates, officers, agents and employees and any other person or entity under their direction or control, or in active concert or participation with them, shall cease and desist from anywhere in the world:

              (a) Using as a design or decoration on or in connection with wearing apparel, home furnishings, personal care and fragrance products, and related items, accessories and services (collectively, the "Subject Products and Services"), including but not limited to related packaging, labels, tags and other trade dress, or as a trademark, service mark or trade name the word "polo" alone, or the words "polo club" alone, apart from the composite "Beverly Hills Polo Club," except as may be permitted by paragraph 18 herein;

              (b) Using as a design or decoration on or in connection with the Subject Products and Services, including but not limited to related packaging, labels, tags and other trade dress, or as a trademark, service mark or trade name the composite "Beverly Hills Polo Club" in any configuration in which (i) the words "Beverly Hills" are not of equal prominence with the words "Polo Club" or not in close proximity to such words or (ii) a different type face or color is used for the words "Polo Club" than for the words "Beverly Hills" or (iii) the word "Polo" is surrounded by a rectangle, or (iv) the word "Polo" is in any way emphasized;

              (c) Using as a design or decoration on or in connection with the Subject Products and Services, including but not limited to related packaging, labels, tags and other trade dress, or as a trademark or service mark, the design of a polo player astride a horse which is shown in Exhibit A (the "Polo Player Symbol"), or any design which is a colorable imitation or simulation thereof;

              (d) Using as a design or decoration on or in connection with the Subject Products and Services, including but not limited to related packaging, labels, tags and other trade dress, or as a trademark, service mark or trade name the design of a polo player astride a horse which is shown in Exhibit B (the "BHPC Symbol"), or any design which is a colorable imitation or simulation thereof or is substantially similar thereto, in an overall size smaller than five and a half inches by five and a half inches (5 1/2" x 5 1/2") (measured from mallet head to hoof and from nose to tail), except as may be permitted by paragraph 2 hereof;

              (e) Using either of the typefaces shown in Exhibit C (identified hereinafter as the "Subject Typefaces") for the name "Beverly Hills Polo Club";

              (f) Placing or causing to be placed any advertisements or using any materials of any type making reference, either directly or indirectly to Polo Fashions, Inc. or to Ralph Lauren or their licensees and affiliates; and

              (g) Using dark blue as the background color of any packaging, label, tag or trade dress containing the words "Beverly Hills Polo Club", and/or the BHPC Symbol.

       2. Notwithstanding the size limitations imposed by paragraph 1(d) hereof, the Beverly Hills Polo Club Parties may use the BHPC Symbol in an overall size smaller than the five and a half inches by five and a half inches (5 1/2 x 5 1/2) set forth in paragraph 1(d) hereof but only if

           (a) the same is used in combination with and in close proximity to the words "Beverly Hills Polo Club" in the configuration shown in Exhibit D annexed hereto (the "Composite BHPC Logo") or the label shown in Exhibit E annexed hereto (the "BHPC Label"); or

           (b) the BHPC Symbol is used in a repetitive pattern covering substantially all of the front or back of any of the Subject Products, provided that the initials "BHPC" shall appear in close proximity to the BHPC Symbol, and that somewhere on each of the Subject Products the words "Beverly Hills Polo Club" shall be prominently displayed.

       3. The Beverly Hills Polo Club Parties may sell or otherwise dispose of any and all articles of clothing and accessories which are represented by them to be in their possession or under their control as of February 15, 1985, as set forth in Exhibit F, to be added hereto not later than March 1, 1985, which would otherwise come within the prohibitions of paragraph 1 of this Agreement, and may fill orders accepted on or before such date for any clothing or accessories coming within such prohibitions so long as such orders are filled within ninety (90) days of such date. Notwithstanding the foregoing,

BHPC may have until June 15, 1985 to dispose of garments in the process of manufacture in the Orient as of February 15, 1985. PFI or its attorneys or such attorneys' agents, on reasonable notice, which notice shall not be required to exceed ten (10) days, may review purchase orders, bills of lading, or inventory records at the place of business of any Beverly Hills Polo Club Parties sufficient to verify compliance with the paragraph. Such information is to be used solely to verify and enforce compliance, and shall be held in confidence by PFI's attorneys or their agents.

       4.  Simultaneously with its execution of this settlement agreement,
(a) BHPC shall promptly withdraw with prejudice Opposition No. 68,754 to PFI's United States Trademark Application Serial No. 333,206, filed October 19, 1981 for the trademark POLO, and (b) Lang shall promptly withdraw with prejudice the federal, state and foreign trademark applications listed in Exhibit G annexed hereto, and take the appropriate steps to cancel or delete or withdraw registrations issued pursuant to such applications; and none of BHPC, Lang or Wessler, nor any one affiliated with each of them shall file any trademark application with the United States Patent and Trademark Office or with any state in the United States or in any foreign country for any mark incorporating the words "Polo Club" and/or "Beverly Hills Polo Club" and/or any horse and rider design, where the use of which such mark would be prohibited hereunder, provided that in no event shall any of them file any such application for any design of a horse and rider alone.

       5. Neither PFI nor any person or entity under its direction or control, may oppose the registration by the Beverly Hills Polo Club Parties of any trademark which the Beverly Hills Polo Club Parties are entitled to register under this Agreement, nor shall they petition to cancel, either directly or through court action the registration of any such trademark unless said mark or registration is the basis for legal action by BHPC, Lang or any affiliated entity against PFI or its licensees. If PFI learns that any of its licensees objects to the registration by any of the Beverly Hills Polo Club Parties of the words "Beverly Hills Polo Club," and/or the Composite BHPC Logo and/or the BHPC Label, then PFI will inform such objecting licensee in writing of the terms of this Agreement, and provide written confirmation thereof to BHPC.

       6. The parties agree to entry in the Civil Actions of Final Judgment Upon Consent in the form annexed hereto as Exhibit H, or in such other form as the Court may require consistent with the terms and conditions of this Settlement Agreement.

       7. None of the Beverly Hills Polo Club Parties or any person or entity under their direction or control shall oppose any registration by PFI or any affiliated entity of any of the trademarks or service marks POLO, POLO BY RALPH LAUREN or the Polo Player Symbol, alone or in combination (collectively "the PFI Marks"), nor shall they petition to cancel, either directly or through court action, any registration owned by PFI or any affiliated entity for any of the PFI Marks unless said trademark, service mark or registration is the basis for legal or administrative action by PFI or any such affiliated entity against such a party or its licensees.

       8. The parties will not initiate any any publicity concerning the terms and conditions of this Agreement and such terms and conditions shall be held in confidence except as otherwise provided herein. The Beverly Hills Polo Club Parties may provide a copy of this Settlement Agreement or portions or summaries thereof to any person or entity licensed or otherwise permitted to use the name "Beverly Hills Polo Club," the BHPC Symbol or the Composite BHPC Logo, to potential licensees, to sales representatives or, upon inquiry being made, to customers. Either party may refer to the terms and conditions of this Agreement in conjunction with its registration, or judicial or administrative protection or enforcement of its trademarks, trade names and service marks.

       9. This Settlement Agreement represents no concession by any party as to the validity or merit of any of the claims raised in the Civil Actions by any other party, except as may be set forth in the Final Judgment of Exhibit H.

       10. PFI and its officers, agents, employees and sales representatives shall not make, directly or indirectly, any claim that the purchase of products complying with the terms of this Agreement from BHPC or Lang or their distributors or sublicensees constitutes trademark infringement, unfair competition or trademark dilution, nor threaten sanctions with respect thereto. This undertaking does not in any way admit or imply that PFI, or anyone acting on its behalf, has in the past made any such claims or threatened any such sanctions.

          11. In consideration of the warranties, representations and promises made by the Beverly Hills Polo Club Parties herein, PFI does hereby fully release and forever discharge BHPC, Stefan, Inc., Richard Enterprises, Inc. Lang and Wessler and all of their respective officers, directors, agents, employees and representatives and all those in active concert or participation with any of them, and their customers, both immediate and remote, from and against any and all claims, causes of action, demands, damages or charges for trademark infringement and unfair competition made against them by PFI in the Civil Actions or which could have been made in such Civil Actions, up to and including the date of the execution of this Settlement Agreement.

          12. In consideration of the warranties, representations and promises made by PFI herein, BHPC, Lang and Wessler do hereby fully release and forever discharge PFI, its officers, directors, agents, employees and representatives, and all those in active concert or participation with any of them, from and against any and all claims, causes of action, demands, damages or charges made against PFI in the Civil Actions or which could have been made in such Civil Actions, up to and including the date of the execution of this Settlement Agreement.

          13. This Settlement Agreement represents the entire understanding between the parties with respect to the subject matter hereof; shall not be varied or amended except by a writing signed by all parties; shall be binding upon the parties, their successors and assigns; and shall, as respects contractual construction, be governed by and construed in accordance with the laws of the State of New York. Neither party hereby waives any claim as to the propriety of venue or as to the existence of personal jurisdiction, in any lawsuit or other proceeding that may arise concerning the subject matter of this Settlement Agreement.

          14. PFI warrants and represents that it has full right and power to enter into this Settlement Agreement.

          15. Lang warrants and represents that it has full right and power to enter into this Settlement Agreement.

          16. BHPC warrants and represents that it has full right and power to enter into this Settlement Agreement.

          17.  Wessler warrants and represents as follows:

               (a) He is the president and sole shareholder of BHPC and Lang; and

               (b) He has the full right, power and authority to enter into this Settlement Agreement.

          18. Nothing contained herein shall be deemed to preclude the Beverly Hills Polo Club Parties, their affiliates, officers, agents and employees and any person or entity under their direction or control, or in active concert or participation with them, from making any use, otherwise than as a trade or service mark, of the words "polo" or "polo club" alone, descriptively, fairly and in good faith only to describe the sport of polo, clubs at which the sport of polo is played (i.e.

"polo clubs") or items of wearing apparel which have come to be described by the word polo (e.g. "polo shirts" or "polo coats"), provided, however, that any such use will not violate any of the terms and conditions of this Agreement.

          19. The Beverly Hills Polo Club Parties shall take all steps reasonably necessary to ensure that any person or entity which is licensed or otherwise permitted to use the term "Beverly Hills Polo Club", the BHPC Symbol or the Composite BHPC Logo, complies fully with the restrictions set forth in paragraph 1 hereof.

          20. PFI acknowledges that the rights of any person or entity which it licenses or otherwise permits to use the PFI Marks are subject to the terms and conditions of this Agreement and that such rights cannot be used in contravention of the provisions of paragraphs 5 and 10 hereof. PFI agrees to inform any of its licensees whom it learns object to the use by the Beverly Hills Polo Club Parties of any of the names or marks which they are permitted to use hereunder of the foregoing acknowledgements.

          21. In the event that a dispute arises between the parties as to the subject matter of this Agreement, then the parties shall attempt to amicably resolve the same prior to seeking judicial intervention. If the parties are unable to resolve such dispute within thirty (30) days after it arises, then either party may take such action as it deems appropriate to protect its rights.

          IN WITNESS WHEREOF, the parties have executed this Settlement on the days indicated adjacent to their respective signatures below.



                                       POLO FASHIONS, INC.



Dated:   2/15/85                       By: /s/ Peter Strom
      ---------------------------         ---------------------------------
                                                     Peter Strom


                                       BEVERLY HILLS POLO CLUB, INC.



Dated:   2/20/85                       By:  /s/ Stephen Wessler, President
      ---------------------------         ---------------------------------
                                              Stephen Wessler, President



                                       STEPHEN WESSLER



Dated:   2/20/85                       /s/ Stephen Wessler
      ---------------------------      ------------------------------------



                                       GREGORY LANG, INC.



Dated:   2/20/85                       By:  /s/ Stephen Wessler, President
0028m ---------------------------         ---------------------------------
                                              Stephen Wessler, President

                                     [LOGO]














                                     EXHIBIT A

                                     [LOGO]














                                      EXHIBIT B

                                     BEVERLY HILLS

                                        POLO CLUB















                                      [LOGO]






                                      EXHIBIT C

                                     BEVERLY HILLS

                                       POLO CLUB



                                      [LOGO]





Note:  Typeface to be changed per Paragraph 1(e).


                                      EXHIBIT D

                                      BEVERLY HILLS

                                        POLO CLUB




                                       [LOGO]






Note:  Typeface to be changed per Paragraph 1(e).


                                       EXHIBIT E